UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2015

Date of Report (Date of earliest event reported)

QUANTUMSPHERE, INC.
(Exact name of registrant as specified in its charter)

000-53913
(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Note Purchase Agreement, Subordinated Convertible Promissory Notes and Warrants

On December 4, 2015 (the “Closing Date”), QuantumSphere, Inc., a Nevada corporation (the “Registrant”), entered into a Note Purchase Agreement (the “December 2015 Note Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Registrant issued Six Hundred Twenty-Five Thousand Dollars ($625,000) in 10% Subordinated Convertible Promissory Notes (the “December 2015 Notes”) with detachable common stock purchase warrants (the “December 2015 Warrants”).

The December 2015 Notes shall bear simple interest at the rate of ten percent (10%) per annum and will mature upon the earlier of (i) one (1) year from the date of issuance of the December 2015 Notes, or (ii) the closing of an equity financing of Four Million Dollars ($4,000,000) or more (“Qualifying Equity Financing”). The default interest rate shall be eighteen percent (18%) per annum. All interest shall accrue and be payable at maturity in the form of either, (i) cash, in the event a Qualifying Equity Financing has not occurred prior to the one (1) year anniversary of the December 2015 Notes, or (ii) common stock, if a Qualifying Equity Financing has occurred prior to the one (1) year anniversary of the December 2015 Notes.

All outstanding principal and accrued interest under the December 2015 Notes will be automatically converted into shares of common stock of the Registrant at the closing of a Qualifying Equity Financing based upon a conversion price of One Dollar Sixty Cents ($1.60) per share. Alternatively, the outstanding principal and accrued interest may be voluntarily converted, at the sole discretion of the Investor, at any time prior to the close of the Qualifying Equity Financing, in whole or in part, at a conversion price of One Dollar Sixty Cents ($1.60) per share.

In connection with the December 2015 Notes, the Investors and the Holders (as defined below) shall also be issued December 2015 Warrants equal to one hundred percent (100%) of the face value of the December 2015 Notes based upon an exercise price (the “Exercise Price”) equal to Three Dollars ($3.00) per share. The December 2015 Warrants shall be exercisable for a period of five (5) years. The December 2015 Warrants may be called by the Registrant upon the common stock of the Registrant having an average closing bid price of Three Dollars Sixty Cents ($3.60) per share over ten (10) consecutive trading days. Upon the Registrant calling the December 2015 Warrants, the holders thereof shall have a period of thirty (30) days to exercise their respective December 2015 Warrants. In the event the December 2015 Warrants are not exercised, then in such event the Registrant may redeem the December 2015 Warrants, in whole or in part, at a redemption price equal to One Cent ($0.01) per share of common stock underlying the December 2015 Warrants.

Pursuant to the terms of the Security Agreement entered into by and between the Registrant, the Holders and the Investors (the “Security Agreement”), the December 2015 Notes are secured by all of the assets of the Registrant, including, without limitation, all tangible and intangible assets (collectively, the “Assets”). However, pursuant to the terms of the Intercreditor Agreement entered into by and between the Registrant, the Holders and the Investors (the “InterCreditor Agreement”), the Holders and the Investors received a security interest (the “Security Interest”) in the Assets of the Registrant that is junior, or subordinated, to the senior security interest of Novus Capital Group, LLC, a Delaware limited liability company (“Novus”), the Registrant’s senior secured lender.

Pursuant to the terms of the Registration Rights Agreement entered into by and between the Registrant, the Holders and the Investors (the “Registration Rights Agreement”), the Holders and the Investors received unlimited piggyback registration rights with respect to all equity securities issued in conjunction with (i) the conversion of the December 2015 Notes (if applicable), and (ii) the exercise of the December 2015 Warrants (together, the “Registrable Securities”).

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The foregoing description of the December 2015 Note Purchase Agreement, the December 2015 Notes, the December 2015 Warrants, the Security Agreement, the Registration Rights Agreement and the Intercreditor Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the December 2015 Note Purchase Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The form of the December 2015 Notes, the December 2015 Warrants, Security Agreement, Registration Rights Agreements and Intercreditor are included as exhibits to the December 2015 Note Purchase Agreement and attached hereto to Exhibit 10.1.

Exchange Agreements and Exchange Notes

On May 28, 2015, the Registrant entered into a Note Purchase Agreement (the “May 2015 Note Purchase Agreement”) with certain accredited investors pursuant to which the Registrant issued Five Hundred Ten Thousand Dollars ($510,000) in Subordinated Convertible Promissory Notes (the “May 2015 Notes”) with detachable common stock purchase warrants (the “May 2015 Warrants”). The terms of the May 2015 Note Purchase Agreement, the May 2015 Notes and the May 2015 Warrants were described in a Current Report on Form 8-K filed on June 1, 2015 (the “June 2015 Form 8-K”). Readers should review those agreements and the June 2015 Form 8-K for additional information concerning the terms and conditions of the May 2015 transaction described above.

In addition, in September 2015, the Registrant closed an unsecured debt financing with certain accredited investors where the Registrant issued Three Hundred Twenty-Five Thousand Dollars ($325,000) in Promissory Notes (the “September 2015 Notes”) with detachable common stock purchase warrants (the “September 2015 Warrants”). The terms of the September 2015 Notes and the September 2015 Warrants were described in a Current Report on Form 8-K filed on October 2, 2015 (the “October 2015 Form 8-K”). Readers should review those agreements and the October 2015 Form 8-K for additional information concerning the terms and conditions of the September 2015 transaction described above.

On December 4, 2015, the Company delivered separate notices of exchange (“Exchange Agreements”) with certain holders (“Holders”) of the Registrant’s outstanding May 2015 Notes and September 2015 Notes (together, the “Exchanged Notes”). Pursuant to the terms of the Exchange Agreements, the December 2015 Note Purchase Agreement, the Security Agreement, the Registration Rights Agreement and the Intercreditor Agreement, the Registrant will issue the Holders new December 2015 Notes and December 2015 Warrants, in exchange for approximately Seven Hundred Eighty-Two Thousand Fifty-Eight Dollars and Forty Cents ($782,058.40) aggregate principal and interest amount of the Registrant’s Exchanged Notes and cancellation of all May 2015 Warrants held by such Holders. The Exchanged Notes consist of approximately Five Hundred Thirty-Seven Thousand Fifty-Eight Dollars and Forty Cents ($537,058.40) principal and interest amount of May 2015 Notes and approximately Two Hundred Forty-Five Thousand Dollars ($245,000) principal and interest amount of September 2015 Notes. Holders of the September 2015 Notes will retain their September 2015 Warrants.

The foregoing description of the Exchange Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Exchange Agreements which are attached hereto as Exhibits 10.2 and 10.3 and incorporated by reference herein.

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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	December 2015 Note Purchase Agreement (Form of December 2015 Notes, December 2015 Warrants, Security Agreement, Registration Rights Agreement and Intercreditor Agreement are attached as Exhibits A-E)

10.2	Notice of Exchange with Holders of May 2015 Notes

10.3	Notice of Exchange with Holders of September 2015 Notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: December 10, 2015	By:	/s/ Kevin D. Maloney
	Name:	Kevin D. Maloney
	Title:	President and Chief Executive Officer

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